Exhibit 5.1

[Holland & Hart LLP logo]




                                 August 4, 2009

ENGlobal Corporation
654 N. Sam Houston Parkway E., Suite 400
Houston, TX  77060

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We are acting as special Nevada counsel for ENGlobal Corporation, a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 433,125 shares of Common Stock, par value $0.001 per share (the "Common Stock") of the Company reserved for issuance directly or upon exercise of stock options to be issued under the Company's 2009 Equity Incentive Plan (the "Plan").

     We have reviewed and are familiar with (a) the Company's Articles of Incorporation, as amended, and Bylaws, (b) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Company under the Registration Statement, when issued in accordance with the terms of the Plan and the Registration Statement, will be duly authorized and legally issued by the Company and fully paid and nonassessable. This opinion is limited to matters governed by the laws of the State of Nevada.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Sincerely,

                                            /s/ Holland & Hart LLP






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